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                                                                    EXHIBIT 10.3

                               AGREEMENT TO AMEND

      THIS AGREEMENT TO AMEND is made and entered into as of July 23, 2002 by and between Great Bay Power Corporation, a New Hampshire corporation, ("GBPC"), and Unitil Power Corp., a New Hampshire corporation, ("Unitil Power").

      WHEREAS GBPC and Unitil Power are parties to a Purchased Power Agreement dated as of April 26, 1993 (the "PPA"); and

      WHEREAS the parties desire to amend and restate the PPA, as more particularly provided for hereafter;

      NOW, THEREFORE, in consideration of the premises and mutual obligations and undertakings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1. Amendment of PPA. The parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in Section 4, below, effective as of December 1, 2002, they shall enter into the Amended and Restated Purchased Power Agreement (the "Amended and Restated PPA") in the form attached hereto as Exhibit A; provided, however, that GBPC may elect an earlier effective date of the Amended and Restated PPA, assuming satisfaction of the conditions precedent set forth in Section 4, below, by written notice delivered to Unitil Power not less than five days prior to such earlier effective date; and provided, further, that if the conditions precedent set forth in Section 4 below are not satisfied on or before December 1, 2002, then, subject to the termination provisions set forth in said Section 4, the effective date of the Amended and Restated PPA shall be that date which is two business days following the date on which all of such conditions precedent have been satisfied. The date on which the Amended and Restated PPA is effective shall be the "Commencement Date".

      2. Until the Commencement Date, the PPA shall remain in effect in accordance with its terms and the parties shall continue to perform their obligations thereunder. In the event that for any reason including, without limitation, a termination of this Agreement pursuant to Section 4, below, the parties do not enter into the Amended and Restated PPA, then the PPA shall remain in effect in accordance with its terms. Following the Commencement Date, the provisions of the PPA shall remain in effect as appropriate with respect to all transactions between the parties occurring prior to the Commencement Date under the PPA.

      3. Release of Mortgage and Security Interest. On the Commencement Date, the Third Mortgage and Security Agreement between the parties dated as of December 22, 1993 (the "Mortgage") shall be terminated and Unitil Power hereby agrees to execute and deliver to GBPC on such date a mortgage discharge and UCC termination statements in forms appropriate for filing.

      4. Conditions Precedent; Termination. The obligation of the parties to enter into the Amended and Restated PPA and termination of the Mortgage contemplated by Section 3 hereof shall be and are subject to and conditioned on:
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      (A) the acceptance for filing by the Federal Energy Regulatory Commission
("FERC") of the Amended and Restated PPA without conditions or changes to the MWh and MW purchases or to the rates set forth therein; and

      (B) the delivery by GBPC to Unitil Power of the Letter of Credit contemplated by Section 11.2 of the Amended and Restated PPA.

      In the event that prior to December 31, 2002 FERC:

                  i. does not accept the Amended and Restated PPA without modification of any MWh or MW purchase or any rate set forth therein;

                  ii. sets a refund effective date under Section 206(b) of the Federal Power Act; or

                  iii. takes any action that imposes a refund obligation upon GBPC with respect to the Amended and Restated PPA;

then GBPC or Unitil Power may at any time thereafter terminate this Agreement without any liability to the other party for such termination, the obligation of the parties to enter into the Amended and Restated PPA shall accordingly terminate, and the PPA shall remain in effect in accordance with its terms. Each of GBPC and Unitil Power agree that, except with the prior written consent of the other party, it will not, and will use its best efforts to ensure that its affiliates will not, institute or voluntarily cooperate in the institution or conduct of any action or proceeding of FERC under Part II, Section 206, or any other provision, of the Federal Power Act, which action or proceeding is intended for the purpose of, or could reasonably be expected to have the effect of changing the terms of the Amended and Restated PPA.

      5. Modification; Waiver. This Agreement may be modified only by an instrument in writing signed by duly authorized representatives of both parties. Delay or failure of either party to enforce any provision of this Agreement, or to require performance by the other party of any provision hereof, shall not be construed as a waiver of such provision, or any other provision, or affect the validity of this Agreement.

      6. Binding Effect. The provisions, covenants and agreements herein contained will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

      7. Governing Law. This Agreement shall be governed and interpreted according to the laws of the State of New Hampshire.

      8. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed and original, but all of which collectively constitute one and the same agreement.
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      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective authorized officers as of the date first written above.


GREAT BAY POWER CORPORATION                 UNITIL POWER CORP.


By:        /S/ Anthony M. Callendrello      By:        /S/ David K. Foote
   -------------------------------------       ---------------------------------
Name:      Anthony M. Callendrello          Name:      David K. Foote
     -----------------------------------         -------------------------------
Title:     Vice President                   Title:     President
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